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                                                                    Exhibit 10.9

                                 AMENDMENT NO. 4
                                       TO
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT

                               FOR URS W. STAMPFLI

         This Amendment No. 4 (this "Amendment"), dated as of November 28, 2005, amends the Supplemental Executive Retirement Plan and Agreement for Urs W. Stampfli dated as of April 19, 2000, as amended to date (the "SERP"), by and between Concord Camera Corp., a New Jersey corporation, and Urs W. Stampfli (the "Executive").

         WHEREAS, pursuant to Section 885(f) of the American Jobs Creation Act of 2004 Public Law 108-357 (the "Act"), the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), will be applicable to certain nonqualified deferred compensation plans, as defined in such Section 409A, with respect to amounts deferred after December 31, 2004;

         WHEREAS, amounts deferred prior to December 31, 2004 but not vested on such date will be subject to Section 409A;

         WHEREAS, on December 20, 2004, the United States Department of the Treasury and the Internal Revenue Service published Notice 2005-1 ("Notice 2005-1") to provide transitional guidance under Section 409A of the Code;

         WHEREAS, with regard to amounts subject to Section 409A, Notice 2005-1 permits the amendment of a plan adopted before December 31, 2005 to allow a participant during calendar year 2005 to terminate, in whole or in part, his or her participation in the plan without causing the plan to fail to conform to the provisions of Section 409A or to violate the constructive receipt doctrine, provided that (i) the amendment is enacted and effective on or before December 31, 2005 and (ii) the amounts subject to the termination are includible in the participant's income in calendar year 2005 or, if later, the calendar year in which the amounts are earned and vested; and

         WHEREAS, the parties hereto desire to amend the SERP to permit the Executive to terminate, in whole or in part, his participation in the SERP with respect to the balance in any Account (as defined in the SERP) subject to
Section 409A of the Code.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree to the following:

         1. The SERP is hereby amended as of the date hereof to add the following new Article X immediately after Article IX:


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                "ARTICLE X: Section 409A Transitional Provisions

                  1. Under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), an Account with a balance that was not vested as of December 31, 2004 is subject to the provisions of Section 409A (each such Account, a "409A Account"). Notwithstanding any other provision of this Plan and Agreement to the contrary, the Executive may elect (a "409A Termination Election") prior to December 31, 2005 to terminate his participation in this Plan and Agreement with respect to all or a portion of the balance in a 409A Account. The balance (or portion thereof) in a 409A Account which is subject to a 409A Termination Election shall be paid to the Executive on or before December 31, 2005; provided, however, if the balance in a 409A Account subject to a 409A Termination Election is not vested by December 31, 2005, such balance shall be paid to the Executive upon the vesting of such balance. The provisions of paragraph 10, Article V of this Plan and Agreement shall not apply to any such termination or Termination Election.

                  2. A 409A Termination Election shall be made by a written notice to the Employer in any form acceptable to the Employer, and shall be effective, if timely made, upon the Employer's receipt of such notice. The written notice shall indicate the 409A Account to which it relates and the portion of the balance in a 409A Account if the 409A Election is not intended to apply to the entire balance of a 409A Account. The Executive may make more than one 409A Termination Election.

                  3. This Plan and Agreement shall be interpreted, construed and administered in a manner that meets the requirements of Section 409A of the Code and, to the extent appropriate, in a manner that permits balances in Accounts that are not otherwise subject to Section 409A to remain not subject to Section 409A.

                  4. Pursuant to Section 885(f) of the American Jobs Creation Act of 2004, Public Law 108-357, and other guidance to be issued by the Department of the Treasury and the Internal Revenue Service, this Plan and Agreement shall be amended as necessary or appropriate to conform to the requirements of Section 409A of the Code in accordance with such guidance."

         2. Continued Effect. Except as hereby amended, the SERP shall remain in full force and effect.

         3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.


CONCORD CAMERA CORP.                                 EXECUTIVE


By:  /s/ Alan Schutzman                              /s/ Urs W. Stampfli
     ------------------------------                  --------------------------
       Name: Alan Schutzman                          Urs W. Stampfli
       Title: SVP & General Counsel






















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